Bond, Andiola & Company
A Professional Corporation
Certified Public Accountants


March 17, 1998


Securities and Exchange Commission
450 Fifth St., N.W.
Washington, D.C.  20549


                               RE: Technical Ventures Inc.
                                   _______________________


We were previously the principal accountant for Technical Ventures Inc. ("the Company"). On March 17,1998, our appointment as principal accountant was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated March 20,1998 and we agree with such statements.



                                          Yours very truly,



                                          Bond, Andiola & Compay

                                          BOND, ANDIOLA & COMPANY









600 Route 206 South, Raritan, New Jersey 08869